Exhibit 99.1

FOR IMMEDIATE RELEASE
October 19, 2026

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS

Bethesda, MD - October 19, 2026 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2026.

THIRD QUARTER 2026 FINANCIAL HIGHLIGHTS
•$(1.28) comprehensive loss per common share, comprised of:
◦$(1.17) net loss per common share
◦$(0.11) other comprehensive loss (“OCI”) per common share on investments marked-to-market through OCI
•$0.37 net spread and dollar roll income per common share1
◦Excludes $0.05 per common share of estimated “catch-up” premium amortization benefit due to change in projected constant prepayment rate (“CPR”) estimates
•$7.13 tangible net book value per common share as of September 30, 2026
◦Decreased $1.45 per common share, or 16.9%, from $8.58 per common share as of June 30, 2026
•$0.36 dividends declared per common share for the third quarter
•-12.7% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $1.45 decrease in tangible net book value per common share
OTHER THIRD QUARTER HIGHLIGHTS
•$94.4 billion investment portfolio as of September 30, 2026, comprised of:
◦$91.4 billion Agency mortgage-backed securities (“Agency MBS”)
◦$2.4 billion net forward purchases/(sales) of Agency MBS in the “to-be-announced” market (“TBA securities”)
◦$0.6 billion credit risk transfer (“CRT”) and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
October 19, 2026

•7.9x tangible net book value “at risk” leverage as of September 30, 2026
◦7.6x average tangible net book value “at risk” leverage for the quarter
•Unencumbered cash and Agency MBS totaled $6.3 billion as of September 30, 2026
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 57% of the Company’s tangible equity as of September 30, 2026
•6.7% average projected portfolio life CPR as of September 30, 2026
◦8.2% actual portfolio CPR for the quarter
•1.86% annualized net interest spread for the quarter2
•Issued 97.6 million shares of common equity through At-the-Market (“ATM”) Offerings for net proceeds of $992 million
___________
1.Represents a non-GAAP measure. Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company’s annualized net interest spread.

MANAGEMENT REMARKS
“Fixed income markets experienced significant pressure in the third quarter, particularly in the final weeks of September, as fixed income investor sentiment turned decidedly bearish, interest rates increased sharply, and interest rate volatility spiked,” said Peter Federico, the Company’s President, Chief Executive Officer and Chief Investment Officer. “The instability in the Treasury market drove pronounced weakness in the Agency MBS market, and, as a result, Agency MBS was the worst performing sector of the Bloomberg U.S. Aggregate Bond Index during the quarter. Consistent with this material underperformance of our underlying asset class, AGNC’s economic return on tangible common equity in the third quarter was -12.7%.
“Despite the challenging macroeconomic environment, there are a number of reasons for optimism with respect to the outlook for Agency MBS once volatility in the Treasury market subsides. First, the return profile of Agency MBS is more attractive at current valuation levels, as mortgage spreads to benchmark rates are approaching the upper end of their multi-year trading range. Second, the fundamentals for Agency MBS are more favorable today than they were at the start of the third quarter. At current rate levels, most of the duration extension for the mortgage universe has already occurred, while prepayment risk has declined as a result of the increase in rates and the resulting reduction in the share of mortgages with a meaningful incentive to refinance. Third, supply-demand technicals remain in balance as mortgage originations remain low at these elevated rate levels and demand has been resilient. Together, these factors support a constructive outlook for Agency MBS performance.”
“AGNC’s -12.7% economic return on tangible common equity in the third quarter consisted of $0.36 of dividends declared per common share and a $1.45 decline in tangible net book value per common share,” said Bernice Bell, the Company’s Executive Vice President and Chief Financial Officer. “AGNC’s net spread and dollar roll income per common share was $0.37 for the third quarter, and AGNC concluded the third quarter with tangible net book value ‘at risk’ leverage of 7.9x and a liquidity position of $6.3 billion of unencumbered cash and Agency MBS, or 57% of our tangible equity at quarter end. Finally, AGNC was added to the S&P MidCap 400 Index during the third quarter, an important milestone for the Company and a testament to the scale that AGNC has attained over our 18-year history. This announcement and subsequent index rebalancing activity drove elevated trading volumes in AGNC’s common stock, and we took

AGNC Investment Corp.
October 19, 2026

advantage of this outsized liquidity to issue $992 million of common stock through our ATM offering program at a significant premium to tangible net book value per common share.”

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2026, the Company’s tangible net book value per common share was $7.13 per share, a decrease of 16.9% for the quarter compared to $8.58 per share as of June 30, 2026. The Company’s tangible net book value per common share excludes $526 million, or $0.42 and $0.45 per share, of goodwill as of September 30 and June 30, 2026, respectively.

INVESTMENT PORTFOLIO
As of September 30, 2026, the Company’s investment portfolio totaled $94.4 billion, comprised of:
•$93.8 billion of Agency MBS and TBA securities, including:
◦$89.2 billion of fixed-rate securities, comprised of:
•$86.6 billion 30-year MBS,
•$2.1 billion 30-year TBA securities, net, and
•$0.5 billion 15 and 20-year MBS and TBA securities; and
◦$4.5 billion of collateralized mortgage obligations (“CMOs”), adjustable-rate and other Agency securities; and
•$0.6 billion of CRT and non-Agency securities and other mortgage credit investments.
As of September 30, 2026, 30-year fixed-rate Agency MBS and TBA securities represented 94% of the Company’s investment portfolio, unchanged from June 30, 2026.
As of September 30, 2026, the Company’s fixed-rate Agency MBS and TBA securities’ weighted average coupon was 5.13%, compared to 5.04% as of June 30, 2026, comprised of the following weighted average coupons:
•5.13% for 30-year fixed-rate securities;
•4.85% for 15-year fixed-rate securities; and
•3.74% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company’s financial statements. As of September 30, 2026, such positions had a fair value of $2.4 billion and a GAAP net carrying value of $(70) million reported in derivative assets/(liabilities) on the Company’s balance sheet, compared to $9.7 billion and $52 million, respectively, as of June 30, 2026.
CONSTANT PREPAYMENT RATES
The Company’s weighted average projected CPR for the remaining life of its Agency securities held as of September 30, 2026 decreased to 6.7% from 8.6% as of June 30, 2026. The Company’s weighted average actual CPR for the third quarter was 8.2%, compared to 13.0% for the prior quarter.

AGNC Investment Corp.
October 19, 2026

The weighted average cost basis of the Company’s investment portfolio was 100.3% of par value as of September 30, 2026. The Company’s investment portfolio generated a net premium amortization benefit of $34 million, or $0.03 per common share, for the third quarter, which includes a “catch-up” premium amortization benefit of $66 million, or $0.05 per common share, due to changes in the Company’s CPR projections for certain securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $47 million, or $0.04 per common share, including “catch-up” premium amortization cost of $5 million, or less than $0.01 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company’s average asset yield on its investment portfolio, excluding the TBA position, was 5.21% for the third quarter, compared to 4.87% for the prior quarter. Excluding “catch-up” premium amortization, the Company’s average asset yield was 4.92% for the third quarter, compared to 4.89% for the prior quarter. Including the TBA position and excluding “catch-up” premium amortization, the Company’s average asset yield for the third quarter was 4.95%, compared to 4.89% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company’s repurchase agreements was 3.77%, compared to 3.74% for the prior quarter. For the third quarter, the Company’s TBA position had an implied financing cost of 3.64%, compared to 3.46% for the prior quarter. Inclusive of interest rate swaps, the Company’s combined weighted average cost of funds for the third quarter was 3.09%, compared to 2.89% for the prior quarter.
The Company’s annualized net interest spread, including the TBA position and interest rate swaps and excluding “catch-up” premium amortization, for the third quarter was 1.86%, compared to 2.00% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.37 per common share, compared to $0.40 per common share for the prior quarter. Net spread and dollar roll income excludes $0.05 and less than $(0.01) per common share of estimated “catch-up” premium amortization benefit / (cost) for the third quarter and prior quarter, respectively.
The Company’s cost of funds, net interest rate spread and net spread and dollar roll income excludes the impact of the Company’s U.S. Treasury hedges, option-based hedges, and other supplemental interest rate hedges. For additional information regarding the Company’s U.S. Treasury hedges, please refer to the schedule of Key Statistics included in this release.
A reconciliation of the Company’s total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company’s use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 19, 2026

LEVERAGE
As of September 30, 2026, $85.7 billion of repurchase agreements and $2.4 billion of net TBA dollar roll positions (at cost) were used to fund the Company’s investment portfolio. The remainder, or approximately $11.0 billion, of the Company’s repurchase agreements was used to fund short-term purchases of U.S. Treasury securities (“U.S. Treasury Repo”) and is not included in the Company’s leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities and unsettled equity issuances, the Company’s tangible net book value “at risk” leverage ratio was 7.9x as of September 30, 2026, compared to 7.4x as of June 30, 2026. The Company’s average “at risk” leverage ratio for the third quarter was 7.6x tangible net book value, compared to 7.4x as of June 30, 2026.
As of September 30, 2026, the Company’s repurchase agreements used to fund its investment portfolio (“Investment Securities Repo”) had a weighted average interest rate of 3.95%, compared to 3.75% as of June 30, 2026, and a weighted average remaining maturity of 10 days, compared to 13 days as of June 30, 2026. As of September 30, 2026, $45.7 billion, or 53%, of the Company’s Investment Securities Repo was funded through the Company’s captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of September 30, 2026, interest rate swaps, U.S. Treasury positions, option-based hedges (swaptions), and other interest rate hedges equaled 90% of the Company’s outstanding balance of Investment Securities Repo, net TBA position, and other debt (collectively, “funding liabilities”), compared to 73% as of June 30, 2026. Excluding option-based hedges, the Company’s hedge portfolio covered 97% of its funding liabilities as of September 30, 2026, compared to 82% as of June 30, 2026.
As of September 30, 2026, the Company’s pay fixed interest rate swap position totaled $74.6 billion in notional amount, with an average fixed pay rate of 2.96%, an average floating receive rate of 3.90% and an average maturity of 4.3 years, compared to $73.8 billion, 2.76%, 3.68% and 4.0 years, respectively, as of June 30, 2026.
As of September 30, 2026, the Company had a net short U.S. Treasury position of $11.1 billion and receiver swaptions of $6.3 billion outstanding, compared to a $2.1 billion net short U.S. Treasury position, net receiver swaptions of $7.8 billion and a two-year swap equivalent long SOFR futures position of $2.6 billion as of June 30, 2026.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net loss of $(1,731) million in other gain (loss), net, or $(1.44) per common share, compared to a net gain of $379 million, or $0.33 per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:
•$(17) million of net realized losses on sales of investment securities;
•$(5,015) million of net unrealized losses on investment securities measured at fair value through net income;
•$153 million of interest rate swap periodic income;
•$2,052 million of net gains on interest rate swaps;
•$(34) million of net losses on interest rate swaptions;

AGNC Investment Corp.
October 19, 2026

•$6 million of net gains on SOFR futures;
•$1,228 million of net gains on U.S. Treasury positions;
•$28 million of TBA dollar roll income;
•$(134) million of net mark-to-market losses on TBA securities; and
•$2 million of other miscellaneous gains.

OTHER COMPREHENSIVE LOSS
During the third quarter, the Company recorded other comprehensive income (loss) of $(140) million, or $(0.11) per common share, consisting of net unrealized losses on its Agency securities recognized through OCI, compared to $(7) million, or $(0.01) per common share, in the prior quarter.
COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of July 31, August 31, and September 30, 2026, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the third quarter of 2026, the Company has declared a total of $16.8 billion in common stock dividends, or $51.16 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 19, 2026

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $86,455, $80,761, $77,364, $74,149 and $68,821, respectively)	$91,394	$86,784	$84,447	$81,003	$76,198
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	—	—	—	85	88
Credit risk transfer securities, at fair value (including pledged securities of $468, $525, $545, $558 and $554, respectively)	515	573	593	606	609
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $7, $8, $8, $13 and $15, respectively)	95	94	93	95	97
U.S. Treasury securities, at fair value (including pledged securities of $11,992, $11,295, $12,313, $13,056 and $5,431, respectively)	13,028	12,325	12,582	13,477	5,927
Cash and cash equivalents	468	457	493	450	450
Restricted cash	1,765	1,329	1,864	1,292	1,461
Derivative assets, at fair value	851	260	178	169	145
Receivable for investment securities sold (including pledged securities of $198, $201, $0, $149 and $1,340, respectively)	230	401	—	152	1,502
Receivable under reverse repurchase agreements	23,826	18,433	17,644	16,615	21,399
Goodwill	526	526	526	526	526
Other assets (including pledged securities of $0, $0, $0, $0 and $74, respectively)	734	578	477	607	567
Total assets	$133,432	$121,760	$118,897	$115,077	$108,969
Liabilities:
Repurchase agreements	$96,719	$89,808	$87,616	$85,286	$74,152
Debt of consolidated variable interest entities, at fair value	—	—	—	56	58
Payable for investment securities purchased	279	312	933	193	1,225
Derivative liabilities, at fair value	646	137	440	6	87
Dividends payable	197	184	182	182	170
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	23,542	18,150	17,032	16,452	20,802
Accounts payable and other liabilities	489	626	513	509	1,031
Total liabilities	121,872	109,217	106,716	102,684	97,525
Stockholders’ equity:
Preferred Stock - aggregate liquidation preference of $2,033	1,968	1,968	1,968	1,968	1,968
Common stock - $0.01 par value; 1,261.8, 1,164.2, 1,147.8, 1,107.6 and 1,072.7 shares issued and outstanding, respectively	13	12	11	11	11
Additional paid-in capital	20,827	19,830	19,656	19,261	18,892
Retained deficit	(10,770)	(8,929)	(9,123)	(8,524)	(9,038)
Accumulated other comprehensive loss	(478)	(338)	(331)	(323)	(389)
Total stockholders’ equity	11,560	12,543	12,181	12,393	11,444
Total liabilities and stockholders’ equity	$133,432	$121,760	$118,897	$115,077	$108,969

Tangible net book value per common share [1]	$7.13	$8.58	$8.38	$8.88	$8.28

AGNC Investment Corp.
October 19, 2026

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest income:
Interest income	$1,196	$1,014	$1,050	$944	$903
Interest expense	794	709	731	738	755
Net interest income	402	305	319	206	148
Other gain (loss), net:
Realized (loss) gain on sale of investment securities, net	(17)	(16)	74	(26)	(81)
Unrealized (loss) gain on investment securities measured at fair value through net income, net	(5,015)	(90)	(889)	475	805
Gain (loss) on derivative instruments and other investments, net	3,301	485	382	340	(36)
Total other (loss) gain, net	(1,731)	379	(433)	789	688
Expenses:
Compensation and benefits	16	19	23	30	20
Other operating expense	12	11	11	11	10
Total operating expense	28	30	34	41	30
Net income (loss)	(1,357)	654	(148)	954	806
Dividend on preferred stock	45	44	44	46	42
Net income (loss) available (attributable) to common stockholders	$(1,402)	$610	$(192)	$908	$764

Net income (loss)	$(1,357)	$654	$(148)	$954	$806
Unrealized (loss) gain on investment securities measured at fair value through other comprehensive income (loss), net	(140)	(7)	(8)	66	61
Comprehensive income (loss)	(1,497)	647	(156)	1,020	867
Dividend on preferred stock	45	44	44	46	42
Comprehensive income (loss) available (attributable) to common stockholders	$(1,542)	$603	$(200)	$974	$825

Weighted average number of common shares outstanding - basic	1,200.5	1,157.6	1,122.6	1,089.3	1,053.0
Weighted average number of common shares outstanding - diluted	1,200.5	1,162.0	1122.6	1094.6	1056.6
Net income (loss) per common share - basic	$(1.17)	$0.53	$(0.17)	$0.83	$0.73
Net income (loss) per common share - diluted	$(1.17)	$0.52	$(0.17)	$0.83	$0.72
Comprehensive income (loss) per common share - basic	$(1.28)	$0.52	$(0.18)	$0.89	$0.78
Comprehensive income (loss) per common share - diluted	$(1.28)	$0.52	$(0.18)	$0.89	$0.78
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
October 19, 2026

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Comprehensive income (loss) available (attributable) to common stockholders	$(1,542)	$603	$(200)	$974	$825
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized (gain) loss on sale of investment securities, net	17	16	(74)	26	81
Unrealized (gain) loss on investment securities measured at fair value through net income, net	5,015	90	889	(475)	(805)
(Gain) loss on derivative instruments and other securities, net	(3,301)	(485)	(382)	(340)	36
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measured at fair value through other comprehensive income, net	140	7	8	(66)	(61)
Other adjustments:
Estimated ”catch up” premium amortization cost (benefit) due to change in CPR forecast [3]	(66)	5	(5)	7	14
TBA dollar roll income [4,5]	28	44	51	27	23
Interest rate swap periodic income, net [4,6]	153	179	182	217	245
Other interest income (expense), net [4,7]	—	3	6	9	7
Net spread and dollar roll income available to common stockholders	$444	$462	$475	$379	$365

Weighted average number of common shares outstanding - basic	1,200.5	1,157.6	1,122.6	1,089.3	1,053.0
Weighted average number of common shares outstanding - diluted	1,205.1	1,162.0	1,127.3	1,094.6	1,056.6
Net spread and dollar roll income per common share - basic	$0.37	$0.40	$0.42	$0.35	$0.35
Net spread and dollar roll income per common share - diluted	$0.37	$0.40	$0.42	$0.35	$0.35

AGNC Investment Corp.
October 19, 2026

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$1,196	$1,014	$1,050	$944	$903
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast [3]	(66)	5	(5)	7	14
TBA dollar roll income - implied interest income [4,9]	91	155	140	169	135
Economic interest income	1,221	1,174	1,185	1,120	1,052
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(794)	(709)	(731)	(738)	(755)
TBA dollar roll income - implied interest expense [4,10]	(63)	(111)	(89)	(142)	(112)
Interest rate swap periodic income, net [4,6]	153	179	182	217	245
Economic interest expense	(704)	(641)	(638)	(663)	(622)
Adjusted net interest and dollar roll income	$517	$533	$547	$457	$430

Net interest spread:
Average asset yield:
Investment securities - average asset yield	5.21%	4.87%	4.95%	4.87%	4.83%
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	(0.29)%	0.02%	(0.02)%	0.03%	0.08%
Investment securities average asset yield, excluding “catch-up” premium amortization	4.92%	4.89%	4.93%	4.90%	4.91%
TBA securities - average implied asset yield [9]	5.37%	4.87%	5.42%	4.91%	5.31%
Average asset yield [11]	4.95%	4.89%	4.98%	4.91%	4.95%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	3.77%	3.74%	3.79%	4.13%	4.43%
TBA securities - average implied funding cost [10]	3.64%	3.46%	3.45%	4.03%	4.31%
Average cost of funds, before interest rate swap periodic income, net [11]	3.76%	3.70%	3.75%	4.11%	4.42%
Interest rate swap periodic income, net [12]	(0.67)%	(0.81)%	(0.83)%	(1.01)%	(1.25)%
Average total cost of funds [13]	3.09%	2.89%	2.92%	3.10%	3.17%
Average net interest spread	1.86%	2.00%	2.06%	1.81%	1.78%

AGNC Investment Corp.
October 19, 2026

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$86,874	$82,334	$80,466	$77,483	$73,283
Other Agency MBS, at fair value - as of period end	$4,520	$4,450	$3,981	$3,605	$3,003
Credit risk transfer securities, at fair value - as of period end	$515	$573	$593	$606	$609
Non-Agency MBS, at fair value - as of period end [14]	$23	$24	$24	$25	$28
Total investment securities, at fair value - as of period end	$91,932	$87,381	$85,064	$81,719	$76,923
Total investment securities, at cost - as of period end	$98,178	$88,471	$86,058	$81,817	$77,563
Total investment securities, at par - as of period end	$97,917	$87,896	$84,847	$80,830	$76,625
Average investment securities, at cost	$91,905	$83,366	$84,814	$77,562	$74,783
Average investment securities, at par	$91,467	$82,557	$83,659	$76,647	$73,836
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$2,368	$9,728	$9,548	$12,988	$13,841
Net TBA portfolio - as of period end, at cost	$2,438	$9,676	$9,742	$12,917	$13,805
Net TBA portfolio - as of period end, carrying value	$(70)	$52	$(194)	$71	$36
Average net TBA portfolio, at cost	$6,809	$12,729	$10,343	$13,764	$10,163
Average repurchase agreements and other debt [16]	$82,362	$75,070	$77,120	$69,943	$66,654
Average stockholders’ equity [17]	$12,206	$12,447	$12,405	$11,828	$10,732
Tangible net book value per common share [1]	$7.13	$8.58	$8.38	$8.88	$8.28
Tangible net book value “at risk” leverage - average [18]	7.6:1	7.4:1	7.4:1	7.4:1	7.5:1
Tangible net book value “at risk” leverage - as of period end [19]	7.9:1	7.4:1	7.4:1	7.2:1	7.6:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	5.08%	5.14%	5.27%	5.19%	5.20%
Average asset yield	5.21%	4.87%	4.95%	4.87%	4.83%
Average asset yield, excluding “catch-up” premium amortization	4.92%	4.89%	4.93%	4.90%	4.91%
Average coupon - as of period end	5.04%	5.05%	5.25%	5.19%	5.17%
Average asset yield - as of period end	4.99%	4.91%	4.93%	4.93%	4.94%
Average actual CPR for securities held during the period	8.2%	13.0%	13.2%	9.7%	8.3%
Average forecasted CPR - as of period end	6.7%	8.6%	10.3%	9.6%	8.6%
Total premium amortization benefit (cost) [24]	$34	$(47)	$(52)	$(51)	$(57)
TBA securities:
Average coupon - as of period end [20]	5.23%	4.89%	4.11%	4.98%	5.11%
Average implied asset yield [9]	5.37%	4.87%	5.42%	4.91%	5.31%
Combined investment and TBA securities - average asset yield, excluding “catch-up” premium amortization [11]	4.95%	4.89%	4.98%	4.91%	4.95%
Cost of funds: [13]
Repurchase agreements - average funding cost	3.77%	3.74%	3.79%	4.13%	4.43%
TBA securities - average implied funding cost [10]	3.64%	3.46%	3.45%	4.03%	4.31%
Interest rate swaps - average periodic income [12]	(0.67)%	(0.81)%	(0.83)%	(1.01)%	(1.25)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11]	3.09%	2.89%	2.92%	3.10%	3.17%
Repurchase agreements - average funding cost as of period end	3.95%	3.75%	3.77%	3.98%	4.38%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(0.94)%	(0.92)%	(1.01)%	(1.29)%	(1.76)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding “catch-up” premium amortization	1.86%	2.00%	2.06%	1.81%	1.78%
Expenses % of average stockholders’ equity - annualized	0.92%	0.96%	1.10%	1.39%	1.12%
Economic return (loss) on tangible common equity - unannualized [22]	(12.7)%	6.7%	(1.6)%	11.6%	10.6%

AGNC Investment Corp.
October 19, 2026

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Key Interest Rate Hedge Statistics
Interest rate swaps:
Average interest rate swaps, notional amount (excluding forward starting swaps), net	$73,619	$75,216	$71,607	$59,863	$45,656
Average pay-fixed rate	2.89%	2.71%	2.65%	2.56%	2.25%
Average receive-floating rate	3.71%	3.65%	3.67%	3.98%	4.35%
U.S. Treasury securities:
Average short U.S. Treasury securities, at cost	$19,639	$16,939	$16,772	$18,414	$21,466
Average short U.S. Treasury securities yield	4.29%	4.23%	4.25%	4.18%	4.21%
Average long U.S. Treasury securities, at cost	$12,882	$12,370	$12,033	$12,964	$4,749
Average long U.S. Treasury securities yield	3.71%	3.70%	3.71%	3.74%	4.01%
U.S. Treasury futures:
Average short U.S. Treasury futures, at cost	$6,142	$4,006	$3,210	$1,901	$1,834
Average short U.S. Treasury futures implied yield [23]	4.91%	4.73%	4.64%	4.71%	4.60%
Average long U.S. Treasury futures, at cost	$8,862	$9,917	$11,147	$708	$—
Average long U.S. Treasury futures implied yield [23]	4.32%	3.89%	3.71%	3.92%	—%
Average reverse repurchase agreement rate	3.67%	3.63%	3.68%	4.00%	4.34%

*Except as noted below, average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.
3.“Catch-up” premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations. Amount is net of “catch-up” discount accretion benefit/cost.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or “price drop,” between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield and associated gross income for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the “price drop” (Note 5) and market-based assumptions regarding the “cheapest-to-deliver” collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for TBA transactions represents the Company’s long TBA position only, weighted based on the Company’s daily average long TBA position outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes U.S. Treasury, option-based, and other supplemental hedges used to hedge a portion of the Company’s interest rate risk and U.S. Treasury Repo.
14.Non-Agency MBS, at fair value, excludes $72 million, $70 million, $69 million, $70 million and $69 million of other mortgage credit investments held as of September 30, June 30 and March 31, 2026 and December 31 and September 30, 2025, respectively.

AGNC Investment Corp.
October 19, 2026

15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
16.Average repurchase agreements and other debt excludes U.S. Treasury Repo.
17.Average stockholders’ equity calculated as the average month-ended stockholders’ equity during the quarter.
18.Average tangible net book value “at risk” leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders’ equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
19.Tangible net book value “at risk” leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders’ equity and unsettled equity issuances, adjusted to exclude goodwill. Unsettled equity issuances totaled $110 million, $0 million, $0 million, $0 million and $0 million as of September 30, June 30 and March 31, 2026 and December 31 and September 30, 2025, respectively. Leverage excludes U.S. Treasury Repo.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
23.The implied yields for Treasury futures are calculated based on the “cheapest-to-deliver” security that can be delivered to satisfy the futures contract identified at the time the futures contract was initiated using data sourced from a third-party model.
24.Total premium amortization (cost) benefit is net of discount accretion benefit (cost).

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 20, 2026 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company’s website at www.AGNC.com. Select the Q3 2026 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 20, 2026. In addition, there will be a phone recording available one hour after the call on October 20, 2026 through November 3, 2026. Those who are interested in hearing the recording of the presentation, can access it by dialing (855) 669-9658 (U.S. domestic) or (412) 317-0088 (international), passcode 5388054.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $16 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing

AGNC Investment Corp.
October 19, 2026

market, and our team has extensive experience managing mortgage assets across market cycles. AGNC is a member of many broad market indices, including the S&P MidCap 400, the S&P Composite 1500, the Russell 1000, the Russell 3000, and the Nasdaq Composite.
We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company’s assets; general economic or geopolitical conditions; liquidity and other conditions in Agency MBS and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company’s results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income”; “economic interest income” and “economic interest expense”; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest spread.”
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective “catch-up” adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net

AGNC Investment Corp.
October 19, 2026

spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective “catch-up” adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company’s financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company’s management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company’s current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company believes the exclusion of “catch-up” adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such “catch-up” cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company’s financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP “net spread and dollar roll income” is included in this release.